UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GLOBAL TECHNOLOGY INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-4068446
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

375 Park Avenue, Suite 1505
New York, New York	10152
(Address of Principal	(Zip Code)
Executive Offices)

(212) 755-9100
(Registrant’s telephone number, including area code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file numbers to which this form relates: 333-132505

Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered
Units, each consisting of one share	American Stock Exchange
of Common Stock and one Warrant

Common Stock, par value $.0001 per share	American Stock Exchange

Warrants	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the units, common stock and warrants of Global Technology Industries, Inc. (“GTI”) to be registered pursuant to this Form 8-A is contained in the section titled “Description of Securities” in Amendment No. 2 to the Registration Statement of GTI on Form S-1 (File No. 333-132505) filed with the Securities and Exchange Commission on June 5, 2006, and is incorporated herein by reference. Any prospectus or prospectus supplement to said Registration Statement that includes such description and that is subsequently filed is also incorporated herein by reference.

Item 2.  Exhibits.

Exhibit No.  Description

3.1   Amended and Restated Certificate of Incorporation*

3.2   By-laws*

4.1   Specimen Unit Certificate*

4.2   Specimen Common Stock Certificate*

4.3   Specimen Warrant Certificate*

4.4   Warrant Agreement between Continental Stock Transfer & Trust Company and GTI*

4.5   Unit Purchase Option to be issued to Morgan Joseph & Co. Inc. *

*Previously filed by GTI as an exhibit of the same number to the Registration Statement on Form S-1 (File No. 333-132505) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 28, 2006

GLOBAL TECHNOLOGY INDUSTRIES, INC.

By:	/s/ Robert B. Kay
Name: Robert B. Kay
Title: Chief Executive Officer